STOCK PURCHASE AGREEMENT


                                     BETWEEN


                            U.S. HOME & GARDEN, INC.



                                       AND


                  each of KENNETH W. HILBERT, E. SCOTT HILBERT,


               JOHN R. HILBERT, OMER MESSER and CHARLES J. HOLTON









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                                TABLE OF CONTENTS

                                                                       Page
                                                                       ----

1.  Purchase and Sale of Company Stock...................................2

2.       Purchase Price..................................................2
         2.1.     Base Price.............................................2
         2.2.     Cash Consideration Adjustments.........................3
                  2.2.1. Closing Balance Sheet...........................3
                  2.2.2. Trial Closing Balance Sheet.....................4
                  2.2.3. Adjustment......................................6
                  2.2.4. No Double Recovery..............................7
                  2.2.5. Accounts Receivable.............................7
         2.3. Contingent Purchase Price..................................9
                  2.3.5. Protective Provisions..........................13
                  2.3.6. Procedures to Determine EBITDA.................14
                  2.3.7. Future Payments................................17
         2.4. Founder's Pension.........................................18

3.  Closing.............................................................18
         3.1. Closing Date..............................................18
         3.2. Action by Buyer...........................................19
         3.3. Action by the Selling Shareholders........................19
         3.4. Shareholder Debt..........................................20

4.  Additional Covenants................................................21
         4.1. Further Assurances........................................21
         4.2. Investigation.............................................21
         4.3. Consummation of Transaction...............................22
         4.4. Cooperation...............................................23
         4.5. Accuracy of Representations...............................23
         4.6. Notice of Material Change.................................24
         4.7. Conduct of Business.......................................24
         4.8. Payment of Taxes Upon Transfer of Company Stock...........29
         4.9. Survival of Representations and Warranties................29
         4.10.Discharge of Liens........................................30
         4.11.Employment Agreements.....................................30
         4.12.Certain Intellectual Property.  ..........................30
         4.13.[This section intentionally left blank.]..................30
         4.14.Permitted Transactions....................................30
                  4.14.1. Disposition of Landscaping Products
                          Distribution Business.........................31
                  4.14.2. Spin-Off of Sea Dragon, Inc...................31
                  4.14.3. E.B. Collectibles, Inc........................32
                  4.14.4. Garden Spreader...............................32
                  4.14.5. Automobiles...................................32
         4.15.Tax Refunds...............................................33
         4.16.Final Tax Return..........................................34

5.  Representations and Warranties as to the Company....................34
         5.1. Organization, Standing and Power..........................34
         5.2. Capitalization............................................35
         5.3. Interests in Other Entities...............................36
         5.4. Financial Statements......................................36

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                                                                      Page
                                                                      ----

         5.5. Absence of Undisclosed Liabilities........................37
         5.6. Properties................................................38
         5.7. Accounts Receivable; Inventories..........................39
         5.8. Absence of Changes........................................40
         5.9. Litigation................................................41
         5.10.No Violation of Law.......................................41
         5.11.Environmental Matters.....................................42
         5.12.Intellectual Property.....................................44
         5.13.Tax Matters...............................................45
         5.14.Insurance.................................................46
         5.15.Banks; Powers of Attorney.................................46
         5.16.Employee Arrangements.....................................46
         5.17.ERISA.....................................................47
                  5.17.1  Plans.........................................47
                  5.17.2. Qualification.................................48
                  5.17.3. Plan Documents................................48
                  5.17.4. No Prohibited Transactions....................48
                  5.17.5. No Accumulated Funding Deficiency.............49
                  5.17.6. Termination, etc..............................49
                  5.17.7. Reportable Events.............................49
                  5.17.8. Multiemployer Plans...........................49
                  5.17.9. Contributions; Benefits.......................49
                  5.17.10.Claims........................................50
         5.18.Certain Business Matters..................................50
         5.19.Certain Contracts.........................................51
         5.20.Approvals.................................................52
         5.21.Customers and Suppliers...................................53
         5.22.Business Practices and Commitments........................53
         5.23.Certain Proceedings.......................................53
         5.24.Inventory on Consignment..................................54

6.       Representations and Warranties as to the Selling
         Shareholders...................................................54
         6.1. Standing and Authority....................................54
         6.2. Ownership of the Company Stock............................55
         6.3. Noncontravention..........................................56
         6.4. Certain Proceedings.......................................57
         6.5. Acknowledgment............................................57
         6.6. Information as to the Selling Shareholders................58

7.  Representations and Warranties as to Buyer..........................58
         7.1. Organization, Standing and Power..........................58
         7.2. Authority.................................................58
         7.3. Noncontravention..........................................59
         7.4. Investment Intent.........................................60
         7.5. Certain Proceedings.......................................60
         7.6. Acknowledgment............................................61
         7.7. Information as to Buyer...................................61

8.  Indemnification.....................................................62
         8.1. Indemnification by the Selling Shareholders...............62
         8.2. Limitations...............................................63

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                                                                      Page
                                                                      ----

                  (a)      Time Period..................................63
                  (b)      Basket and Ceiling...........................63
         8.3. Indemnification by Buyer..................................64
         8.4. Third Party Claims........................................65
         8.5. Central Fiber Indemnity...................................67

9.  Nondisclosure; Noncompete; Termination..............................68
         9.1. "Confidential Information" Defined........................68
         9.2. Nondisclosure of Confidential Information.................68
         9.3. Noncompete Covenants......................................68
         9.4. Injunctive Relief, etc....................................71
         9.5. Scope of Restriction......................................72
         9.6. Termination Events........................................72
                  9.6.1.  Breach........................................72
                  9.6.2.  Conditions....................................72
                  9.6.3.  Consent.......................................73
                  9.6.4.  Upset Date....................................73
         9.7. Effect of Termination.....................................73

10.      Buyer's Closing Conditions.....................................74
         10.1.Accuracy of Representations and Warranties................74
         10.2.Performance of Agreements.................................74
         10.3.Certificate...............................................75
         10.4.Opinion of Counsel for the Company........................75
         10.5.Litigation................................................75
         10.6.Consents and Approvals....................................75
         10.7.No Material Adverse Change................................76
         10.8.Employment Agreements.....................................76

11.  Selling Shareholders' Closing Conditions...........................76
         11.1.Accuracy of Representations and Warranties................77
         11.2.Performance of Agreements.................................77
         11.3.Certificate...............................................77
         11.4.Opinion of Counsel for Buyer..............................77
         11.5.Litigation................................................78
         11.6.Consents and Approvals....................................78
         11.7.Employment Agreements.....................................78

12.  Miscellaneous Provisions...........................................78
         12.1.Expenses..................................................78
         12.2.Execution in Counterparts.................................79
         12.3.Notices...................................................79
         12.4.Governing Law.............................................80
         12.5.Amendment.................................................81
         12.6.Entire Agreement..........................................81
         12.7.Headings..................................................81
         12.8.Assignment................................................81
         12.9.Binding Effect; Benefits..................................81
         12.10.Waiver, etc..............................................82
         12.11.Severability.............................................82
         12.12.Announcements............................................83
         12.13.Schedules................................................83

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                         Index of Exhibits and Schedules

                                                                           Page
                                                                           ----

Exhibit A           June 30 Balance Sheet...................................20
Exhibit B           Escrow Agreement........................................31
Exhibit C           C-1 Employment Agreement (Holton).......................31
                    C-1 Employment Agreement (Schwarz)......................31
                    C-1 Employment Agreement (Phelan).......................31
Exhibit D           Opinion of Counsel for
                    Selling Shareholders....................................79
Exhibit E           Opinion of Counsel for Buyer............................79
Schedule 2.2.3      Adjustment...............................................6
Schedule 3.4        Shareholder Debt; NBD Debt..............................21
Schedule 4.7        Conduct of Business.....................................25
Schedule 4.7.6      Sell/Lease/Mortgage of Property.........................27
Schedule 4.12       Certain Intellectual Property...........................31
Schedule 4.14.1A    Rhino's Assets..........................................32
Schedule 4.14.1B    Employees of Rhino......................................32
Schedule 4.14.1C    Assumed Liabilities.....................................32
Schedule 4.14.3A    E.B. Collectibles, Inc. Characters......................33
Schedule 4.14.3B    E.B. Collectibles, Inc. Trademarks......................33
Schedule 4.14.4     Rights in Garden Spreader...............................33
Schedule 5.1        Organization, Standing and Power
                    of Company..............................................35
Schedule 5.2        Capitalization of the Company...........................35
Schedule 5.3        Interests in Other Entities
                    by the Company..........................................37
Schedule 5.4        Audited Balance Sheet (9/30/96 and 9/30/97)
                    and unaudited Balance Sheet (6/30/98)...................37
Schedule 5.5        Absence of Undisclosed Liabilities......................38
Schedule 5.6        Properties of the Company............................38-39
Schedule 5.7        Accounts Receivable and Inventories
                    of the Company..........................................40
Schedule 5.9        Litigation of the Company...............................41
Schedule 5.10       No Violation of Law by the Company......................42
Schedule 5.11       Environmental Matters of the Company....................43
Schedule 5.12       Intellectual Property of the Company....................45
Schedule 5.13       Tax Matters Relating to the Company.....................46
Schedule 5.14       Insurance Relating to the Company.......................46
Schedule 5.15       Banks; Powers of Attorney of the Company................47
Schedule 5.16       Employee Arrangements of the Company....................47
Schedule 5.17       ERISA...................................................48
Schedule 5.18       Certain Business Matters of the Company.................51
Schedule 5.19       Certain Contracts of the Company........................51
Schedule 5.20       Approvals...............................................53
Schedule 5.21       Customers and Suppliers.................................53
Schedule 5.22       Business Practices and Commitments......................54
Schedule 5.24       Inventory on Consignment................................55
Schedule 6.1        Standing and Authority of the
                    Selling Shareholders....................................55
Schedule 6.2        Ownership of the Company's Stock by the
                    Selling Shareholders....................................55
Schedule 6.3        Noncontravention (Selling Shareholders).................56
Schedule 7.3        Noncontravention (Buyer)................................60

                            STOCK PURCHASE AGREEMENT

     AGREEMENT, dated as of the 15th day of October, 1998, by and among U.S. Home & Garden, Inc., a Delaware corporation ("Buyer"), and each of Kenneth W. Hilbert ("Ken"), John R. Hilbert ("John"), E. Scott Hilbert ("Scott"), Omer Messer ("Messer") and Charles J. Holton ("Holton") (said individuals being hereinafter collectively called the "Selling Shareholders" and severally, the "Selling Shareholder").

                              W I T N E S S E T H :

     WHEREAS, the Selling Shareholders are the owners of all of the issued and outstanding shares of Common Stock of Ampro Industries, Inc., a Michigan corporation (the "Company") (the "Company Stock"); and

     WHEREAS, the Company is engaged in the business of manufacturing and distributing consumer lawn and garden care products, including specialty combinations of mulch, fertilizer, and grass or flower seed but excluding that portion of the business described in Section 4.14 (the "Business"); and

     WHEREAS, Buyer wishes to purchase all of the Company Stock from the Selling Shareholders and thereby acquire the Business of the Company, as a going concern, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of and in reliance upon the covenants, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

     1.   Purchase and Sale of Company Stock.

     Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Section 3.1 hereof) each of the Selling Shareholders, as to each of Ken, John and Scott, jointly and severally, and as to Messer and Holton, severally in proportion to their ownership of shares of the Company Stock, shall sell, convey, assign, transfer and deliver to Buyer the Company Stock, free and clear of any and all liens, security interests, pledges, assessments, covenants, restrictions, reservations, conditional sales, prior assignments, or other encumbrances of any nature whatsoever.

     2.   Purchase Price

     2.1. Base Price. The base purchase price (the "Base Purchase Price") for the purchase of the Company Stock by Buyer shall be $21,468,855.64 reduced by long term indebtedness to First Chicago/NBD (including the current portion thereof) paid pursuant to Section 3.4 (the "NBD Debt"), subject to adjustments pursuant to Section 2.2 hereof (the "Cash Consideration") and in accordance with
Section 3.2. The Base Purchase Price, the additional purchase price payable under Sections 2.2.5, 2.3.7 and 4.15, and the Contingent Purchase

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Price (as defined in Section 2.3) shall be referred to as the "Purchase Price."

     2.2. Cash Consideration Adjustments.

     2.2.1. Closing Balance Sheet. On or before 15 business days after the Closing Date, the Selling Shareholders shall prepare and deliver to Buyer a projected balance sheet of the Company as of the Closing Date (the "Trial Closing Balance Sheet"), which balance sheet shall be based on the pro forma balance sheet of the Company as of June 30, 1998 (the "June 30 Balance Sheet") previously delivered to Buyer by the Company and attached hereto as Exhibit A, prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with those applied in the preparation of the Audited Balance Sheets (as defined in Section 5.6 hereof, except for the elimination of the assets and liabilities being transferred pursuant to Section
4.14 and the absence of footnotes, and shall be presented in a form consistent with the requirements of this Agreement. The Trial Closing Balance Sheet shall be prepared at the Company's cost and expense. Following the Closing, the Selling Shareholders shall cause the Trial Closing Balance Sheet to be audited by BDO Seidman LLP ("BDO") at the Selling Shareholder's cost and expense, up to a maximum of $17,500. If the cost of such preparation exceeds $17,500 such excess shall be paid by the Buyer. Representatives of Buyer and the Selling Shareholders shall be entitled to participate in and observe the audit of the

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Trial Closing Balance Sheet, at Buyer's expense, to whatever extent Buyer or the
Selling Shareholders may elect. The Company shall cause BDO to make available their working papers to Buyer and the Selling Shareholders upon request. The audited Trial Closing Balance Sheet (the "Audited Closing Balance Sheet") shall be delivered to Buyer and the Selling Shareholders no later than November 30, 1998.

     2.2.2. Trial Closing Balance Sheet. Upon delivery, the Audited Closing Balance Sheet shall be reviewed by the Buyer and the Selling Shareholders. In connection with such review, Buyer or the Selling Shareholders may, at their expense, employ such tests and auditing procedures as they deem to be appropriate under the circumstances. On the basis of such review, the Buyer or the Selling Shareholders may, during the 15-day period following delivery of the Audited Closing Balance Sheet, propose such adjustments (if any), as shall in its judgment be required to cause the Audited Closing Balance Sheet to properly reflect the financial condition of the Company as of the Closing Date in accordance with GAAP applied on the same basis as set forth in Section 2.2.1, provided, however, that no adjustments shall be proposed if such adjustments, in the aggregate, do not exceed $20,000. In the event that Buyer and the Selling Shareholders are unable to agree upon any such proposed adjustments within ten days after they have been proposed, then, in such event, the specific adjustment(s) in dispute shall be submitted to the Detroit or Chicago office of one of PriceWaterhouseCoopers LLP, Arthur

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Andersen LLP, Deloitte & Touche LLP to be mutually agreed upon by the parties
(the "Arbitrator"), for its consideration to determine whether the adjustment is in accordance with the terms of this Agreement. If the parties cannot agree on the Arbitrator, each party shall strike one of the firms in the list set forth above and the remaining firm shall be the Arbitrator. The fees of the Arbitrator shall be paid one-half by Buyer and one-half by the Selling Shareholders, and judgment of any circuit court or other court of competent jurisdiction may be rendered thereon. The decision of the Arbitrator shall be final and binding upon Buyer and the Selling Shareholders. The Audited Closing Balance Sheet shall become final and binding upon the parties, (A) if neither the Buyer nor the Selling Shareholders propose any adjustments thereto in accordance with the terms of this Section, on the earlier of the date of written acceptance thereof by the Buyer and the Selling Shareholders or 15 days after the delivery thereof to the Buyer and the Selling Shareholders, or (B) if the Buyer or the Selling Shareholders propose adjustments in accordance with the terms of this Section, on the earlier of the date of written acceptance of the Audited Closing Balance Sheet (as so adjusted) by Buyer and the Selling Shareholders or the date of the receipt by Buyer and the Selling Shareholders of the decision of the Arbitrator as to any adjustment(s) submitted to it for resolution. The Audited Closing Balance Sheet, in the form in which it becomes final and binding upon Buyer and the Selling Shareholders, shall be referred to as the "Final Closing Balance Sheet."

     2.2.3. Adjustment. Schedule 2.2.3A attached hereto sets forth all adjustments made to accounts receivable after June 30, 1998. Schedule 5.4 attached hereto includes the Unaudited Balance Sheet. Schedule 2.2.3B attached hereto sets forth the unaudited pro forma balance sheet of the Company for the Business as of September 30, 1998. The Purchase Price shall be increased or decreased on a dollar-for-dollar basis to the extent that the Final Closing Date Balance Sheet reflects changes in the Stockholders' Equity from June 30, 1998 (Purchase Price shall be increased if Stockholders' Equity is greater on the Final Closing Balance Sheet; Purchase Price shall be decreased if Stockholders' Equity is less on the Final Closing Balance Sheet), other than changes attributable to:

     (i) income or loss incurred since June 30, 1998 in the ordinary course of the Company's Business;

     (ii) a write off of inventory of $600,360; or

    (iii) accrual of bonuses to employees of $354,000.

     (iv) increase to bad debt reserve.

If there is an increase in the Purchase Price, then the amounts contained in the Escrow Account (as defined in Section 3.2) shall be paid to the Selling Shareholders within five (5) days following the final determination of the Final Closing Balance Sheet. Such increase shall be paid by the Buyer to the Selling Shareholders by wire transfer of immediately available funds to the Selling Shareholders within five (5) days following the final determination of the Final Closing Balance Sheet. If there is a decrease in the Purchase Price, the Escrow Agent (as defined in Section 3.2) shall pay to the Buyer out of the balance of the Escrow Account the amount by which the Purchase Price is reduced, and the balance of the Escrow Account, if any, shall be paid to the Selling Shareholders by wire transfer of immediately available funds within five (5) days following the final determination of the Final Closing Balance Sheet. If the decrease in the Purchase Price exceeds the balance of the Escrow Account (as defined in Section 3.2), then such excess amounts shall be paid by the Selling Shareholders to the Buyer by wire transfer of immediately available funds to an account designated by the Buyer within five (5) days following the determination of the Final Closing Balance Sheet.

     2.2.4. No Double Recovery. Notwithstanding any other provision in this Agreement, if and to the extent included in the calculation of the adjustment under Section 2.2.3, liabilities (which if not included in such calculation would otherwise constitute a breach of Selling Shareholders' representations and warranties) shall not constitute a breach of any of the Selling Shareholders' representations and warranties and shall not give rise to any right of indemnification or other recovery by Buyer under this Agreement.

     2.2.5. Accounts Receivable. To the extent that collections of accounts receivable of the Company outstanding or written off as of the Closing Date (the "Closing Date Receivables") exceed the aggregate amount included for accounts receivable due in less than 90 days in the Final Closing Balance Sheet, less the bad debt reserve on the books of the Company at June 30, 1998, as such excess collections are made, Buyer shall pay the Selling Shareholders such excess collections as additional purchase price. Within fifteen (15) days after the end of each calendar quarter commencing with the calendar quarter ending December 31, 1998, Buyer shall provide the Selling Shareholders with a list of the accounts receivables as of the Closing Date showing which accounts have been collected and if collections exceed the amount included for accounts receivable in the Net Current Assets on the Final Closing Date Balance Sheet, Buyer shall promptly pay the Selling Shareholders the excess, in proportion to each Selling Shareholder's ownership of the Company Stock. Effective June 30, 1999, Buyer shall cause the Company to assign all uncollected Closing Date Receivables to the Selling Shareholders, without recourse, provided that to the extent that the amounts collected against the Closing Date Receivables is less than the amount included in the Final Closing Balance Sheet, less the bad debt reserve on the books of the Company at June 30, 1998, the Selling Shareholders shall, prior to such transfer, pay Buyer the amount of such difference. Buyer shall cause the Company to provide the Selling Shareholders with such documentation and information as the Selling Shareholders may request to enable the Selling Shareholders to collect the accounts receivable so assigned. On June 30, 1999, Buyer may elect to retain any or all of the uncollected Closing Date

Receivables and not assign them to the Selling Shareholders, provided that in such event Buyer shall promptly pay the Selling Shareholders the face amount of the uncollected Closing Date Receivables they elect to retain and Buyer shall have no further right to recover from the Selling Shareholders under the representation and warranty in Section 5.7 or otherwise for amounts not collected on such retained Closing Date Receivables. For purposes of this
Section 2.3.5, if a customer makes payment of a Closing Date Receivable and offsets or deducts from such payment a credit for returns, volume discounts or advertising allowances, to the extent the aggregate of such offsets or deductions do not exceed the aggregate reserves for returns, volume discounts and advertising allowances on the books of the Company at June 30, 1998, the Selling Shareholders shall be entitled to payment based on the amount of the Closing Date Receivable before such offset or deduction.

     2.3. Contingent Purchase Price. The Buyer will pay the Selling Shareholders additional consideration for the Company Stock (the "Contingent Purchase Price") as follows:

     2.3.1. If the Company's EBITDA (as hereinafter defined) for the twelve months ended September 30, 1999 is equal to or greater than (A) $7,000,000, Buyer will pay the Selling Shareholders $5,000,000; (B) $6,500,000 but less than $7,000,000, Buyer will pay the Selling Shareholders $3,500,000 plus $3 for each dollar that EBITDA exceeds

$6,500,000 for such period, up to a maximum of an additional $1,500,000; and (C) $5,500,000 but less than $6,500,000, Buyer will pay the Selling Shareholders $2,000,000.

     2.3.2. If the Company's EBITDA (as hereinafter defined) for the twelve months ended September 30, 2000 is equal to or greater than (A) $7,000,000, Buyer will pay the Selling Shareholders $3,000,000 or (B) $6,500,000 but less than $7,000,000, Buyer will pay the Selling Shareholders $1,500,000 plus $3 for each dollar that EBITDA exceeds $6,500,000 for such period, up to a maximum of an additional $1,500,000.

     2.3.3. If the Company's EBITDA for the twenty-four month period ending September 30, 2000 (the "Earnout Period") is (A) greater than or equal to $16,000,000, Buyer will pay the Selling Shareholders $6,000,000 (in addition to the amounts payable pursuant to clauses 2.3.1 and 2.3.2 above) or is (B) greater than or equal to $15,000,000 but less than $16,000,000, Buyer will pay the Selling Shareholders $3,000,000 (in addition to the amount payable pursuant to clause 2.3.1 and 2.3.2 above).

     2.3.4. The Company's EBITDA shall be calculated based on the financial statements prepared by the Buyer's regular accountants in accordance with GAAP, consistently applied and this Section 2.3. As used in Section 2.3, the term "EBITDA" shall mean the net earnings (or losses), excluding extraordinary gains (or losses), before all interest, income (federal and state) taxes, Michigan single business taxes, franchise taxes, depreciation, and amortization of the Company, computed on the accrual basis of accounting in accordance with GAAP consistently applied, except that the following provisions shall govern the computation of EBITDA for purposes of this Section 2.3:

     (1) All accounting assumptions, procedures, and methodologies shall be implemented on a consistent basis. If Buyer makes a material change in the accounting principles of the Business (other than such changes which are required by law or financial reporting purposes in accordance with GAAP), Buyer shall cause EBITDA to be calculated in a manner as if such change was not made;

     (2) Any payments, fees, charges, or expenses to Buyer and/or its affiliates (other than for the Company's allocable portion of yearly audit expenses which amount shall not exceed $25,000) paid by the Company to Buyer for allocation of executive, general, managerial and administrative expenses shall be excluded from such computation.

     (3) If during the Earnout Period, Buyer elects to consolidate or combine operations other than those historically conducted by the Company, and the management of the Company takes on additional responsibilities or other Company resources are used for the benefit of operations that are not included in the computation of the Company's EBITDA, costs will be allocated in such fashion as to fairly account for expenses incurred for the benefit of operations that are not included in the computation of the Company's EBITDA. If during the Earnout Period Buyer acquires one or more businesses that are not included in the computation of the Company's EBITDA, or if Buyer elects to sell any material assets of the Business or to have the Company operated other than in the ordinary course of business consistent with operations prior to the Closing, appropriate adjustments will be made in the computation of the Company's EBITDA to compute the Company's EBITDA as if such acquisition or acquisitions, sale of assets or deviation from operation in the ordinary course of business consistent with operations prior to the Closing did not occur.

     (d) EBITDA shall be computed after taking into account any indemnification, payment or undertaking by the Selling Shareholders to the extent the Company is protected from or reimbursed for any item of expense, deduction or loss.

     2.3.5. Protective Provisions. The parties intend that the Contingent Purchase Price be calculated, applied, and implemented in a manner that is fair and reasonable to the Selling Shareholders and the Buyer and consistent with this Agreement. Buyer shall act in good faith and a reasonable manner in its control of the Business and determination of the earnout. The Selling Shareholders agree that transactions approved by Holton in writing shall be deemed to be fair and reasonable. During the Earnout Period, Buyer shall:

     (a) cause all transactions between Buyer and affiliates of Buyer, on the one hand, and the Company, on the other hand, to be conducted on an arm's length basis on terms and conditions at least as favorable to the Company as the Company could obtain from persons who were not Buyer or affiliates of Buyer;

     (b) permit the Selling Shareholders and their agents, attorneys, and accountants to have reasonable access upon reasonable notice, during regular business hours to all books and records of the Company during (i) each 30 day period following the delivery by USH&G of the statements pursuant to Section 2.3.6(a)(iii) and (b)(iii) and (ii) during the period required to resolve any objections to the calculation of the EBITDA or Contingent Purchase Price;

     (c) cause the Company to maintain accounting books and records that are the basis for the calculation of EBITDA.

          2.3.6. Procedures to Determine EBITDA.

     (a) As soon as reasonably practicable after September 30, 1999, and in any event on or prior to December 1, 1999, Buyer shall deliver to the Selling
Shareholders: (i) financial statements for the Company for the nine month period ending June 30, 1999 which will be based on the audited statements for Buyer for the same period audited by the firm of certified public accountants then serving Buyer (the "Auditors"), with the costs of such audit to be borne by Buyer; (ii) financial statements for the Company for the period from July 1, 1999 through September 30, 1999; (iii) a statement setting forth Buyer's calculation of the amount of the Contingent Purchase Price for the twelve months ended September 30, 1999; and (iv) wire transfer of immediately available funds in the amount of the Contingent Purchase Price, if any, as so determined to the Selling Shareholders.

     (b) As soon as reasonably practicable after September 30, 2000, and in any event on or prior to December 1, 2000, Buyer shall deliver to the Selling
Shareholders: (i) financial statements for the Company for the nine month period ending June 30, 2000 which will be based on the audited statements for Buyer for the same period; (ii) unaudited financial statements for the Company for the period from July 1, 2000 through September 30, 2000; and (iii) a statement setting forth Buyer's calculation of the amount of the Contingent Purchase Price for the twelve and twenty-four month periods ended September 30, 1999 and 2000; and (iv) wire transfer of immediately available funds in the amount of the Contingent Purchase Price as so determined to the Selling Shareholders.

     (c) Buyer and the Selling Shareholders shall, throughout the entire period from the date of this Agreement to the date of the deliveries required by this
Section 2.3.6, at the request of any of the Selling Shareholders, meet and discuss financial and business matters with prior reasonable notice and at reasonable times relating to the calculations of the EBITDA for the Earnout Period and the calculation of the amounts of the Contingent Purchase Price.

     (d) If the Selling Shareholders object to any calculation of EBITDA or the Contingent Purchase Price for any fiscal year, the Selling

Shareholders shall, within 30 calendar days after receipt of the relevant delivery under Section 2.3.6(a) or (b): (i) notify Buyer in writing of such objection; and (ii) deliver to Buyer the calculation of the Selling Shareholders of the EBITDA and the Contingent Purchase Price. If Buyer does not agree with the objection of the Selling Shareholders, Buyer shall, within 15 calendar days after receipt of such objection, notify the Selling Shareholders in writing of such fact.

     (e) The disagreement between Buyer and Selling Shareholders may then be submitted by either Buyer or the Selling Shareholders for resolution to the Arbitrator. Each of the parties shall, at its own expense, furnish the Arbitrator and the other parties with such documents and other written information as the Arbitrator may request. Each party may also furnish to the Arbitrator such other written information and documents as it deems relevant, with appropriate copies or notification being given to the other parties. The Arbitrator may, at its discretion, conduct a conference concerning the disagreement with Buyer and the Selling Shareholders, at which conference each party shall have the right to present such additional documents, materials, and other information and to have present such advisors, counsel and accountants as each party shall choose in its sole discretion. The Arbitrator shall determine the proportion of its fees and expenses to be paid by each of Buyer and the Selling Shareholders, the greater the degree to which the Arbitrator has accepted the position of a party, the smaller the proportion of fees and expenses assessed.

     (f) The Arbitrator shall promptly render its decision on the question in writing and such decision shall be final and binding on the parties and judgment may be entered on the award by the circuit court or other court of competent jurisdiction. Payment of any additional Contingent Purchase Price shall be made by Buyer within five (5) business days of the decision of the Arbitrator.

     2.3.7. Future Payments.

     (d) Future Payments Based on Contingent Purchase Price. The Selling Shareholders may agree to make cash payments to certain employees of the Company out of the proceeds of the Contingent Purchase Price. In such event, the Selling Shareholders intend to deduct such payments as expenses for the production of income under Section 212 of the Code. If, however, the Internal Revenue Service takes the position that the payments are treated as compensation from the Company for federal income tax purposes, upon receipt of written notice from the Selling Shareholders, Buyer agrees to amend Buyer's consolidated federal income tax returns for the years in which such payments are made to take a deduction for the amount of such payments and to pay the Selling Shareholders, as additional purchase price, an amount equal to the reduction in federal income taxes of Buyer attributable to the payment by the Selling Shareholders of such amounts. The reduction in federal income taxes of Buyer shall be the decrease in federal income taxes determined by computing the consolidated federal income tax liability of Buyer and its subsidiaries without such deduction and the consolidated federal income tax liability of Buyer and its subsidiaries with such deduction. Payment to the Selling Shareholders of the additional purchase price shall be made promptly after receipt by Buyer of the refund of taxes attributable to the amendment of each of its consolidated federal income tax returns for the fiscal years in which such payments are made, and shall be accompanied by a statement signed by the chief financial officer of Buyer certifying that the amounts paid to the Selling Shareholder represent the amount of the reduction in federal income taxes of Buyer arising from the deduction of the payments made by the Selling Shareholders.

     (e) If deductions taken by Buyer pursuant to this Section 2.3.7 are disallowed upon audit by the Internal Revenue Service, Buyer shall afford the Selling Shareholders the right to appeal any such disallowance, at the expense of the Selling Shareholders. If after such appeals have been exhausted, the deductions are disallowed, the Selling Shareholders shall repay Buyer, any amounts received from Buyer with respect to such disallowed deductions, within five days of the date of assessment of such taxes and receipt by the Selling Shareholders of a written request therefor.

     2.4. Founder's Pension. At or prior to Closing, the pension obligations to the former chairman of the Company and his wife shall be terminated.

     3. Closing.

     3.1. Closing Date. The closing of the purchase and sale provided for herein (the "Closing") shall take place at 10 A.M., New York time, at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, Grand Rapids, Michigan, or at such other place, time and date as may hereafter be mutually agreed upon by the parties (such time and date of Closing being hereinafter called the "Closing Date") but in no event later than October 15, 1998.

     3.2. Action by Buyer. Subject to the terms and conditions herein contained, on the Closing Date, Buyer shall deliver to the Selling Shareholders (in addition to the documents and instruments to be delivered by it pursuant to Sections 4 and 10 hereof), on account of the Purchase Price for the Company Shares plus or minus any adjustments thereto as provided in Section 2.2, (i) $20,848,192.82 adjusted pursuant to Sections 2.1, 2.2.5, 2.3.7, 3.4 and 4.15), by wire transfer of immediately available funds to the accounts designated by the Selling Shareholders, which consideration shall be paid pro rata in accordance with their share ownership of the Company; and (ii) $1,000,000 deposited into an interest bearing escrow account (the "Escrow Account") with Tenzer Greenblatt LLP (the "Escrow Agent") pursuant to the terms of the escrow agreement, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"), which consideration shall be held pending the determination of any adjustments to the Purchase Price as may be required pursuant to Section 2.2.3.

     3.3. Action by the Selling Shareholders. Subject to the terms and conditions herein contained, on the Closing Date, the Selling Shareholders shall deliver to Buyer (in addition to the documents and instruments to be delivered by it or them pursuant to Sections 4 and 11 hereof): (i) stock certificates, representing all the Company Stock issued and outstanding, which certificates shall be endorsed in blank or accompanied by stock powers duly endorsed in blank and accompanied by the requisite stock transfer stamps; and (ii) all third party consents and governmental and administrative approvals, as shall be, in the reasonable opinion of Buyer, necessary or appropriate in order to convey, transfer and assign to and vest in Buyer good and marketable right, title and interest in and to the Company Stock, free and clear of all Liens (as defined in Section 6.3 hereof).

     3.4. Shareholder Debt; NBD Debt.

     (a) Except for the promissory note from John which is to be distributed to the Selling Shareholders in exchange for stock of the Company, at Closing, the Company shall pay the Selling Shareholders any amounts reflected on the books of the Company as owed to the Selling Shareholders and the Selling Shareholders shall pay the Company any amounts reflected on the books of the Company as owed by the Selling Shareholders as each are set forth on Schedule 3.4.

     (b) Buyer agrees that it will provide the Company with sufficient funds at Closing to enable the Company to pay all indebtedness to First Chicago/NBD at Closing.

     4. Additional Covenants.

     4.1. Further Assurances. Buyer and each of the Selling Shareholders hereby agree that it or he shall from time to time after the Closing Date, take any and all actions, and execute, acknowledge, deliver, file and/or record any and all documents and instruments, as any other party may reasonably request in order to more fully perfect the rights which are intended to be granted to such party hereunder. To the extent any action required to be taken hereunder are the result of the Spinoff Transactions (as defined in Section 4.14) or are costs which if such action were taken prior to the Closing Date would be expenses of the Selling Shareholders, such actions shall be the sole cost and expense of the Selling Shareholders. All other costs associated with the provisions hereof shall be the sole cost and expense of the Buyer.

     4.2. Investigation. Between the date hereof and the Closing Date, or the date that this Agreement is terminated in accordance with its terms (the "Termination Date") (the period from the date of execution of this Agreement to the Closing Date or the Termination Date is hereinafter referred to as the "Term of this Agreement"), Buyer may, directly and through its representatives and at Buyer's sole cost and expense, make such investigation of the Company and the Business as Buyer deems necessary or advisable, including without limitation the completion of a Phase I environmental assessment of the Company (the "Phase I Study"). In furtherance of the foregoing, Buyer and Buyer's representatives shall have, during the Term of this Agreement, full access to the premises and to the books and records of the Company, and the officers of the Company shall cooperate fully with Buyer and its representatives as well as furnish to Buyer and its representatives such financial and operating data and other information with respect to the Company and the Business as Buyer may from time to time reasonably request. Buyer shall not disclose or use any Confidential Information (as defined in Section 9.1), which it obtains in connection with the foregoing, except to the extent which it deems to be necessary in order to evaluate the Business. In the event that the purchase and sale transaction provided for herein is not consummated for any reason whatsoever, Buyer shall promptly return to the Company all documents, workpapers and other written materials (whether final or draft) which were prepared or obtained by or on behalf of Buyer during the course of such investigation. Buyer shall promptly notify the Selling Shareholders of any intention to proceed beyond the Phase I survey.

     4.3. Consummation of Transaction. Each of the parties hereto hereby agrees to use his or its best efforts to cause all conditions precedent to his or its obligations and to the obligations of the other parties hereto to consummate the transactions contemplated hereby to be satisfied, including, but not limited to, using his or its best efforts to obtain all required consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

     4.4. Cooperation. Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto in respect of, any statute, rule, regulation or order of any governmental or administrative body in connection with the transactions contemplated hereby.

     4.5. Accuracy of Representations. Each party hereto agrees that during the Term of this Agreement he or it will not intentionally enter into any transaction or take any action, and will use his or its best efforts to prevent the occurrence of any event, which would result in any of his or its representations, warranties or covenants contained in this Agreement or in any agreement, document or instrument delivered pursuant hereto not to be true and correct in all material respects, or not to be performed in all material respects as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

     4.6. Notice of Material Change. During the Term of this Agreement, each of the Selling Shareholders agrees to cause the Company to give Buyer prompt notice of (i) any materially adverse change in any of the information contained in the representations and warranties contained in Section 5 or in the schedules or exhibits thereto, which occurs prior to the Closing and (ii) any governmental complaints, investigations or hearings relating to the Business (or communications indicating that the same may be contemplated), or the receipt of any written notice with respect to any requirement or obligation arising out of any applicable laws relating to the Business, or the institution of any litigation, action, claim, or proceeding relating to the Business.

     4.7. Conduct of Business. Each of the Selling Shareholders covenants and agrees to cause the Company, to conduct its business operations from September 30, 1998 until the Closing Date only in the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws, except pursuant to the terms hereof or unless

Buyer shall otherwise agree in writing; and the Selling Shareholders shall use their best efforts to cause the Company to preserve intact its business organizations, to keep available the services of the respective current officers (other than Ken, John, Scott and Messer), employees and consultants of the Company and to preserve the present goodwill of the Company and its relationships with customers, suppliers and other persons with whom it has business relations. By way of illustration and not limitation, neither the Company nor any Selling Shareholder shall, between the September 30, 1998 and the Closing Date, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Buyer, except as set forth on
Schedule 4.7:

     4.7.1. (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of the common stock of the Company, (ii) split, combine or reclassify any of its common stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its common stock, or (iii) purchase, redeem or otherwise acquire any shares of common stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     4.7.2. authorize for issuance, issue, deliver, sell or agree to commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of common stock of the

Company, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities convertible securities or any other securities or equity equivalents;

     4.7.3. except to the extent required under existing written agreements as in effect on the date of this Agreement, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of employees of the Company who are not officers of the Company in the ordinary course of business, in accordance with past practice, (ii) enter into employment arrangements, other than in the ordinary course of business consistent with past practice, with any other employee of the Company involving compensation in excess of $50,000, or (iii) establish, adopt, enter into, amend or terminate any written agreement or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees.

     4.7.4. amend its Articles of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company;

     4.7.5. acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets that are material, individually or in the aggregate, to the Company except purchases in the ordinary course of business consistent with past practice;

     4.7.6. except as set forth on Schedule 4.7.6 sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of the Company's properties or assets, except sales or dispositions in the ordinary course of business consistent with past practice;

     4.7.7. incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice;

     4.7.8. enter into any agreement, contract, commitment involving a commitment on the part of the Company to purchase, sell, lease or otherwise dispose of assets or require payment by the Company in excess of $25,000 other than in the ordinary course of business;

     4.7.9. expend funds for capital expenditures in excess of $25,000, other than in the ordinary course of business;

     4.7.10. adopt a plan of complete or partial liquidation or resolutions providing for or authorizing
such  a  liquidation  or  dissolution,  merger,  consolidation,   restructuring,
recapitalization or reorganization;

     4.7.11. recognize any labor union (unless legally required to do so) or enter into or amend any collective bargaining agreement;

     4.7.12. change any accounting principles used by the Company, unless required by the Financial Accounting Standards Board;

     4.7.13. make any tax election or settle or compromise any income tax liability or file any federal income tax return prior to the last day (including extensions) prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company, taken as a whole;

     4.7.14. settle or compromise any litigation in which the Company is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually in an amount in excess of $25,000 and in the aggregate in an amount in excess of $100,000;

     4.7.15. authorize any of, or commit or agree to take any of the foregoing actions; and

     4.7.16. authorize or permit any of the Company's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative, to solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to an agreement or a mutual understanding as to terms or the execution of a letter of intent or definitive agreement or publicly announced agreement in principle with regard to a transaction or series of transactions with a party other than Buyer, which transactions relate to the sale or other disposition of the capital stock, assets or business of the Company or any other financing, stock repurchase, restructuring (including any merger or consolidation involving the Company), stock issuance or similar transaction (other than in the ordinary course of business).

     4.8. Payment of Taxes Upon Transfer of Company Stock. The Selling Shareholders shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes, and any and all filing, recording, registration and similar fees, arising out of the sale of the Company Stock to Buyer as contemplated by this Agreement.

     4.9. Survival of Representations and Warranties. Each of the parties hereto hereby agrees that all representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall, unless expressly provided otherwise herein, survive the Closing Date and the consummation of the transactions contemplated hereby for the period ending October

31, 2000; provided that the representations and warranties of the Selling Shareholders (a) in Section 5.10 (with respect to environmental matters and Section 5.11 (Environmental Matters) shall survive for a period of fifteen (15) years from the date hereof with respect to any claims which may be made by a third party with respect to any matters set forth therein; (b) Section 5.13 (Taxes) shall survive for the applicable statute of limitations with respect to any claims which may be made by a third party with respect to any matters set forth therein; and (c) in Sections 6.1 through 6.4 shall survive indefinitely.

     4.10. Discharge of Liens. The Shareholders shall cause all Liens upon any of the Company Stock to be terminated or otherwise discharged at or prior to the Closing.

     4.11. Employment Agreements. On or prior to the Closing Date, the Company shall execute and deliver Employment Agreements with each of Holton, Thomas Schwarz ("Schwarz"), and Marty Phelan ("Phelan") in substantially the forms of Exhibits C-1, C-2, and C-3 respectively attached hereto (the "Employment Agreements") .

     4.12. Certain Intellectual Property. As of the Closing, the Company disavows (with the consent of Buyer) any right, title or interest, if any, in and to the products, trade names, trademarks and businesses set forth on
Schedule 4.12.

     4.13. [This section intentionally left blank.]

     4.14. Permitted Transactions. Buyer acknowledges that the Company and the Selling Shareholders have engaged in the transactions described in this Section
4.14 (the "Spinoff Transactions") in preparation for and conjunction with the Closing and consent thereto:

     4.14.1. Disposition of Landscaping Products Distribution Business. Immediately prior to and in connection with the Closing, the Company assigned to Rhino Seed & Supply, L.L.C., a Michigan limited liability company owned by Ken and Scott ("Rhino"), the Company's assets described on Schedule 4.14.1A that are associated with the Company's landscaping and nursery products distribution business (including the seed lab) located in facilities in Bradley and Brighton, Michigan. In addition, Rhino has employed those persons formerly employed by the Company and named on Schedule 4.14.1B. In consideration of the assignment of the assets described on Schedule 4.14.1A, Rhino has assumed the liabilities described on Schedule 4.14.1C.

     4.14.2. Spin-Off of Sea Dragon, Inc. Immediately prior to and in connection with the Closing, the Company assigned to John all 100 shares of the common stock of Sea Dragon, Inc., a Michigan corporation, owned by the Company. In consideration of the assignment of such shares, John delivered to the Company his promissory note in the amount of

$150,000 (the "Sea Dragon Promissory Note"). Immediately prior to and in connection with the Closing, Company redeemed from the Selling Shareholders on a pro rata basis shares of the common stock of the Company in exchange for distribution to them of the Sea Dragon Promissory Note.

     4.14.3. E.B. Collectibles, Inc. Immediately prior to the Closing, the Company assigned to E.B. Collectibles, Inc., a Michigan corporation owned by John and Holton ("E.B."), any and all of the Company's rights in the characters described on Schedule 4.14.3A and the Company's trademarks and trademark registrations described on Schedule 4.14.3B, which characters, trademarks and trademark registrations are associated with the stuffed plush toys commonly known as the Garden BabiesTM or Earth BabiesTM collection. In addition, the Company and E.B. entered into a Distribution Agreement, a copy of which has been delivered by the Company to USH&G and the Buyer, pursuant to which E.B. granted to the Company a nonexclusive one year license to market, distribute and sell stuffed plush toys commonly known as the Garden BabiesTM or Earth BabiesTM collection and based on the characters described on Schedule 4.14.3A in exchange for a royalty equal to 15% of the gross sales of such toys.

     4.14.4. Garden Spreader. Immediately prior to and in connection with the Closing, the Company assigned to Holton any and all of the Company's rights in a garden spreader invented by Holton and depicted on Schedule 4.14.4 and the

Company's United States trademark application number 75/508,691 for Bomber
GateTM.

     4.14.5. Automobiles. The automobiles leased by the Company and used by Ken, John, Scott and Messer will be assigned to, and all liabilities of the Company with respect thereto shall be assumed by, Ken, John, Scott and Messer, respectively, at the Closing. Ken, John, Scott and Messer agree to obtain a novation or release of the Company from any obligations under the leases of such automobiles, within thirty (30) days of the Closing Date.

     4.14.6 Hilbert Investments. Immediately prior to and in connection with the Closing, the Company terminated its equipment lease with Hilbert Investments, L.L.C., a Michigan limited liability company owned by Ken, John and Scott ("Hilbert Investments"), pursuant to which equipment lease the Company leased from Hilbert Investments a 25 horsepower aircooled rotary screw air compressor. In addition, Hilbert Investments assigned to the Company all of its right, title and interest in and to such air compressor in exchange for $6,407.90, and Hilbert Investments paid the Company $2,580.00 in satisfaction of Hilbert Investments' note payable to the Company.

     4.15. Tax Refunds. Buyer shall cause the Company to pay to the Selling Shareholders as additional purchase price the amount of all foreign, federal, state and local tax refunds received by the Company for any period ending on or before the Closing Date other than refunds resulting from losses incurred for periods after the Closing Date. Within fifteen (15) days of receipt of any such refund, Buyer shall cause the Company to pay the Selling Shareholders the amount of such refunds, in proportion to their ownership of Company Stock. All tax returns for the Company for periods ending on or before the Closing Date shall be prepared under the direction of the Selling Shareholders or their representatives by Selling Shareholders at the expense of the Selling Shareholders. The Selling Shareholders shall as promptly as possible prepare and file all necessary tax returns due with respect to the periods ending prior to the Closing Date.

     4.16. Final Tax Return. The Selling Shareholders shall, at their expense, prepare and file, and pay any taxes due thereunder, and otherwise be responsible for all of the Company's tax returns due for the fiscal year ending September 30, 1998, and the period ending on the Closing Date and all periods prior thereto.

     5. Representations and Warranties as to the Company. The Selling Shareholders hereby as to Ken, John and Scott, jointly and severally, and as to Messer and Holton, severally in proportion to their ownership of the Company Stock, represent and warrant to Buyer as follows:

     5.1. Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted by it. Except as set forth on Schedule 5.1, there are no states or jurisdictions in which the character and location of any of the properties owned or leased by the Company, or the conduct of its business, makes it necessary for it to qualify to do business as a foreign corporation, except where such failure to be so qualified would not have a material adverse effect on the Company. Copies of the Articles of Incorporation of the Company and all amendments thereof, and of the Bylaws of the Company, as amended to date, have been furnished to Buyer and are complete and correct. The Company's minute books heretofore exhibited to Buyer contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the Company's shareholders and Board of Directors (including committees of its Board of Directors) for the last five years.

     5.2. Capitalization. The authorized capital stock of the Company consists of 60,000 shares of common stock, par value $1.00 per share, of which 4,691.68 shares are issued and outstanding. All issued shares of the Company Stock have been duly and validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.2, there are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which the Company is or the Selling Shareholders are a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, outstanding, or authorized and unissued shares of Company Stock. There is no personal liability, and there are no preemptive or similar rights, attached to the Company Stock. Set forth on Schedule 5.2, is a complete and correct list of the names, addresses and record and beneficial stock ownership of all of the shareholders of the Company. No holders of any of the Company's securities has any rights, "demand," "piggy-back" or otherwise, to have such securities registered under the Securities Act of 1933, as amended (the "Act").

     5.3. Interests in Other Entities. Except as set forth on Schedule 5.3, the Company does not (A) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation, (B) have any ownership interest, direct or indirect, of record or beneficially, in any unincorporated entity, or (C) have any obligation, direct or indirect, present or contingent, (1) to purchase or subscribe for any interest in, advance or loan monies to, or in any way make investments in, any person or entity, or
(2) to share any profits or capital investments or both.

     5.4. Financial Statements. As set forth on Schedule 5.4, the Selling Shareholders have heretofore delivered to Buyer copies of the Company's audited balance sheets for the years ended, September 30, 1996 and September 30, 1997 (the "Audited Balance Sheets"), together with the related statements of income, changes in financial position and changes in stockholders' equity for the years ended on such dates, certified without qualification by Ernst & Young LLP, independent certified public accountants, and a copy of the Company's unaudited balance sheet as of June 30, 1998 (the "Unaudited Balance Sheet"), and the related statements of income, changes in financial position and changes in stockholders' equity for the nine (9) month period then ended. Said financial statements were prepared in accordance with GAAP consistently applied, and fairly present the financial position of the Company as at the dates thereof and its results of operations for the periods indicated, except for the absence of footnotes to the financial statements and normal recurring adjustments which might be required as a result of year-end audit. The books and records of the Company are in all material respects complete and correct, have been maintained in accordance with good business practices, and accurately reflect the basis for the financial condition of the Company as set forth in the aforementioned financial statements.

     5.5. Absence of Undisclosed Liabilities. Except as set forth in Schedule 5.5, the Company has no liabilities or obligations of any nature whatsoever, whether accrued, absolute, contingent or otherwise, which have not been (i) in the case of liabilities and obligations of a type customarily reflected on a corporate balance sheet prepared in accordance with generally accepted accounting principles, set forth on the Unaudited Balance Sheet or (ii) in the case of other types of liabilities and obligations, described in any of the schedules delivered pursuant hereto or omitted from said schedules in accordance with the terms of this Agreement, or (iii) incurred, consistent with past practice, in the ordinary course of business since June 30, 1998 (in the case of liabilities and obligations of the type referred to in clause (i) above).

     5.6. Properties. Except as set forth on Schedule 5.6, the Company has good, valid and marketable title to all of the real property and fixtures used in the Business and good, valid and marketable title to all of the other properties and assets used in the Business reflected on the Audited and Unaudited Balance Sheets or thereafter acquired (except properties or assets sold or otherwise disposed of in the ordinary course of business) free and clear of any and all Liens All plants, structures and equipment which are utilized in the Business, or are material to operations or condition (financial or otherwise) of the Company are owned or leased by the Company and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for purposes for which they are used. Schedule 5.6 sets forth all (A) real property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by the Company or which is subject to a title retention or conditional sales agreement or other security device, and (B) personal property which is owned, leased (whether as lessor or lessee) or subject to contract or commitment of purchase or sale or lease (whether as lessor or lessee) by the Company. Each of the real properties identified on Schedule 14.14.1A is a "Parent Parcel" as such term is defined in the Land Division Act, MCLA 560.101, et seq. Except for the assignment of division rights to Rhino with such property in connection with the Spinoff Transactions, the Company has not assigned or conveyed any division or redivision rights under the Land Division Act and which are associated with its real property.

     5.7. Accounts Receivable; Inventories. The accounts and notes receivable which are reflected on the Final Closing Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, less the amount of the allowance for doubtful accounts reflected thereon, and are not subject to offsets. The accounts and notes receivable of the Company which were thereafter added and which will be reflected on the Final Closing Balance Sheet are good and collectible in the ordinary course of business at the aggregate amounts recorded in its books of account, less the amount of the allowance for doubtful accounts reflected thereon

(which allowance was established on a basis consistent with prior practice), and are not subject to offsets. The inventories reflected on the Audited and Unaudited Balance Sheets, and thereafter added, as reflected on the Closing Date Balance Sheet, consist of items of a quality and quantity usable or saleable within one year (except as set forth on Schedule 5.7) in the ordinary course of business, except for obsolete materials, slow-moving items, materials of below standard quality and not readily marketable items, all of which have been written down to net realizable value or adequately reserved against on the books and records of the Company. To the extent there is inventory not listed on
Schedule 5.7 of a quality and quantity not usable or saleable in the ordinary course of business within one year, in lieu of a claim for indemnification, Buyer shall sell and the Selling Shareholders shall purchase such items of inventory at the value carried on the Final Closing Balance Sheet. All inventories not written off are stated at the lower of cost or market.

     5.8. Absence of Changes. Since June 30, 1998, there has not been (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, business, prospects, or results of operations of the Company (including, without limitation, any such material adverse change resulting from damage, destruction or other casualty loss, whether or not covered by insurance), (ii) any waiver by the Company of any right, or cancellation of any debt or claim, of substantial value, (iii) any declaration, setting aside or payment of any dividend or other distribution or payment in respect of the capital stock of the Company, (iv) any change in any of the arrangements which are referred to in
Section 5.15 hereof, or (v) or any change in the accounting principles or methods which are utilized by the Company.

     5.9. Litigation. Other than as set forth in Schedule 5.9 there are no claims, suits, actions, arbitration, or to the Selling Shareholders' knowledge, investigations, inquiry or other proceeding before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the knowledge of the Selling Shareholders, threatened, against or relating to the Company, related to the Business or any of the Company assets; nor, to their knowledge is there any basis for any such claim, suit, action, arbitration, investigation, inquiry or other proceeding. There are no judgments, orders, stipulations, injunctions, decrees or awards in effect which relate to the Company, the Business or any of the Company assets, the effect of which is (A) to materially limit, restrict, regulate, enjoin or prohibit any business practice in any area, or the acquisition of any properties, assets or businesses, or (B) otherwise materially adverse to the Business or any of the Company assets.

     5.10. No Violation of Law. Except as set forth on Schedule 5.10, the Company has not engaged and is not engaging in any activity or omitting to take any action as a result of which (A) it is or has been in violation of any state or federal law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to the Company, the Business or any of the Company assets, including, but not limited to, those relating to: occupational safety and health; business practices and operations; labor practices; employee benefits; and zoning and other land use, and (B) the Company, the Business and/or any of the Company assets have been or may be adversely affected thereby.

     5.11. Environmental Matters. Except as set forth on Schedule 5.11, (i) the properties and facilities of the Company are not being and have never been used to make, store, handle, treat, dispose, generate, or transport hazardous substances in violation of any Environmental Laws; (ii) hazardous substances are not and have never been made, stored, handled, treated, disposed of, generated, or transported on or from the properties and facilities of the Company, except in accordance with applicable Environmental Laws then in effect; (iii) the properties, facilities and operations of the Company have not previously failed to and as of the date hereof do comply in all material respects with all applicable

Environmental Laws (as defined herein); (iv) none of the properties, facilities or operations of the Company have been or are subject to any currently pending judicial or administrative proceedings alleging the violation of any Environmental Laws; (v) to the best of the Selling Shareholders' knowledge, none of the properties, facilities or operations of the Company have been or are the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, any petroleum or petroleum product, or any other hazardous, illegal or unlawful substance into the environment; (vi) the Company has not filed nor is presently required to file any notice under any federal, state, or local law indicating past or present treatment or disposal of a hazardous waste, hazardous substance or any petroleum or petroleum product, or reporting a spill or release of a hazardous or toxic waste, substance or constituent, any petroleum or petroleum product, or any other substance into the environment; and (vii) the Company has never received notice nor is it aware of any contingent liability in connection with any release of any hazardous or toxic waste, substance or constituent, any petroleum or petroleum product, or any other substance into the environment.

     For purposes hereof, "Environmental Laws" means all Federal, state and local laws, rules, regulations, permits, orders, judgments, injunctions and decrees, including common law, relating to hazardous substances and environmental matters applicable to the Business and the facilities of the Company

(whether or not owned by it). Such laws and regulations include, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"); the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the Toxic Substance Control Act; the Clean Water Act; and the Clean Air Act, all as amended from time to time; state and Federal superlien and environmental cleanup programs; and U.S. Department of Transportation hazardous materials transportation regulations. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA and the terms "solid waste" and "disposed," the meaning specified in RCRA as of the Closing Date; provided, further, however, that to the extent a parcel of real property is situated in a state or other jurisdiction in which as of the Closing Date, the applicable Environmental Laws may establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

     5.12. Intellectual Property. Subject to Section 4.12, Schedule 5.12 is a complete and correct list of all (A) United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copyright registrations, owned in whole or in part or used by the Company, and all applications therefor, (B) inventions, discoveries, improvements, processes, formulae, proprietary rights and trade secrets relating to the Business, and (C) licenses and other agreements to which the Company is a party or otherwise bound which relate to any of the foregoing. Except as expressly set forth in said Schedule 5.12, (A) the Company owns or has the right to use all of the foregoing; (B) no proceedings have been instituted, are pending or, to the knowledge of the Selling Shareholders are threatened, which challenge the rights of the Company in respect thereto or the validity thereof and, to the knowledge of the Selling Shareholders, there is no basis for any such proceedings; (C) to the knowledge of the Selling Shareholders, none of the aforesaid violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; and (D) none of the aforesaid is subject to any outstanding order, decree, judgment, stipulation or charge. All of the Company's formulations, labeling and packaging for its products comply with all applicable federal, state and local laws. As of the Closing, the Company will be in possession of true and correct copies of all formulations for the Company's products.

     5.13. Tax Matters. The Company has filed with the appropriate governmental agencies all tax returns and reports required to be filed by it, and has paid in full or made adequate provision for the payment of, all taxes, interest, penalties, assessments and deficiencies shown to be due or claimed to be due on such tax returns and reports. Except as set forth on Schedule 5.13, the Company has not executed or filed with any taxing authority any agreement extending the period for the assessment or collection of any income or other taxes, and is not a party to any pending or, to the knowledge of the Selling Shareholders, threatened, action or proceeding by any governmental authority for the assessment or collection of income or other taxes.

     5.14. Insurance. Attached hereto as Schedule 5.14 is a complete and correct list and summary description of all policies of insurance relating to any of the Company's assets or the Business in which the Company is an insured party, beneficiary or loss payable payee. Such policies are in full force and effect, all premiums due and payable with respect thereto have been paid, and no notice of cancellation or termination has been received by the Company with respect to any such policy. Since June 30, 1998, the Company has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court of governmental action, order or decree.

     5.15. Banks; Powers of Attorney. Schedule 5.15 is a complete and correct list showing (i) the names of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto, and (ii) the names of all persons, if any, holding powers of attorney from the Company.

     5.16. Employee Arrangements. Schedule 5.16 is a complete and correct list and summary description of all (i) union, collective bargaining, employment, management, termination and consulting agreements to which the Company is a party or otherwise bound, and (ii) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements; and other plans or arrangements providing for benefits for employees of the Company. Said Schedule also lists the names and compensation of all employees of the Company whose earnings during the last fiscal year was $50,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least said amount in respect of the present year.

     5.17. ERISA.

     5.17.1 Plans. Schedule 5.17 sets forth each "employee pension benefit plan" (collectively called "the

Company Pension Plans" and severally called "the Company Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each "employee welfare benefit plan" (collectively called "the Company Welfare Plans" and severally called "the Company Welfare Plan") as such term is defined in Section 3(1) of ERISA, which is maintained by the Company or to which it contributes or is obligated or required to contribute. The Company Pension Plans and the Company Welfare Plans are hereinafter sometimes collectively referred to as the "Plans" and severally referred to as a "Plan".

     5.17.2. Qualification. Each Company Pension Plan and the trust (if any) forming a part thereof has been determined by the IRS to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such determination which would adversely affect such qualification.

     5.17.3. Plan Documents. The Selling Shareholders have heretofore delivered to Buyer, true, complete and correct copies of (i) the Plans, and all related trust agreements, (ii) all written interpretations and summary plan descriptions relating thereto, (iii) the two most recent annual reports (Form 5500 Series) and accompanying schedules which were prepared in connection with each Plan,
(iii) all IRS determination letters relating to the Plans, and (iv) the two most recent actuarial evaluation reports which were prepared in connection with any of the Plans.

     5.17.4. No Prohibited Transactions. Neither the Company, nor any of the Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction which would subject the Company or any of the Plans to the tax on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty assessed pursuant to Section 502(i) of ERISA.

     5.17.5. No Accumulated Funding Deficiency. None of the Company Pension Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived.

     5.17.6. Termination, etc. The Company has not incurred, and is not expected to incur, directly or indirectly, any liability to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to any the Company Pension Plan. The PBGC has not instituted proceedings to terminate any the Company Pension Plan, nor has it notified the Company, either formally or informally, of its intention to institute any such proceedings.

     5.17.7. Reportable Events. There have not been, with respect to any of the Plans, any "reportable events", as such term is defined in Section 4043(b) of ERISA.

     5.17.8. Multiemployer Plans. The Company has never maintained or contributed to, or been obligated or required to contribute to, a "multiemployer plan", as such term is defined in
Section 3(37) of ERISA.

     5.17.9. Contributions; Benefits. The Company has paid in full all amounts which were required to have been paid by it on or prior to the date hereof as contributions to any of the Company Pension Plans. The current value of all accrued benefits under each of the Company Pension Plans did not, as of the latest valuation date thereof, exceed the then current value of the assets of such the Company Pension Plan allocable to such accrued benefits, based upon the actuarial assumptions then being utilized with respect thereto.

     5.17.10. Claims. There are no pending, and to the best of the knowledge of the Selling Shareholders there are no threatened, any claims against any of the Plans or any fiduciary thereof (other than claims for benefits made in the ordinary course).

     5.18. Certain Business Matters. Except as is set forth in Schedule 5.18,
(A) the Company is not a party to or bound by any distributorship, dealership, sales agency, franchise or similar agreement which relates to the sale or distribution of any of the products and services of the Business, (B) there are no pending, or to the knowledge of the Company threatened, labor negotiations, work stoppages or work slowdowns involving or affecting the Business, and, to the knowledge of the Selling Shareholders, no union representation questions exist, and there are no organizing activities, in respect of any of the employees of the Company, (C) the product and service warranties given by the Company or by which it is bound (complete and correct copies or descriptions of which are set forth on Schedule 5.18), entail no greater obligations than are customary in the business of the Company, (D) the Company and/or the Selling Shareholders are not a party to or bound by any agreement which limits its freedom to compete in any line of business or with any person, or which is otherwise materially burdensome to it, and (E) the Company is not a party to or bound by any agreement in which any officer, director or stockholder of the Company (or any affiliate of any such person) has, or had when made, a direct or indirect material interest.

     5.19. Certain Contracts. Schedule 5.19 is a complete and correct list of all contracts, commitments, indentures, mortgages, obligations, agreements and understandings which are not set forth in any other Schedule delivered hereunder and to which the Company is a party or otherwise bound, except for each of those which (A) was made in the ordinary course of business, and (B) either (1) is terminable by the Company (and will be terminable by Buyer) without liability, expense or other obligation on 30 days' notice or less, or (2) may be anticipated to involve aggregate payments to or by the Company of $25,000 (or the equivalent) or less calculated over the full term thereof, and (C) is not otherwise material to the Business or any of the Company's Assets. Complete and correct copies of all contracts, commitments, indentures, mortgages, obligations, agreements and undertakings set forth on any of the Schedules delivered pursuant to this Agreement have been furnished by the Selling Stockholders to Buyer, and except as expressly stated on the Schedule on which they are set forth, to the knowledge of the Selling Shareholders, (A) each of them is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in default thereunder, and, to the best of the knowledge of the Selling Shareholders, no event, occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a default or right of cancellation, acceleration or loss of contractual benefits thereunder; (B) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; and (C) none of them is materially burdensome to the Company. None of the material provisions of such contracts, instruments or agreements violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company, the Business or the Company's Assets.

     5.20. Approvals. Schedule 5.20 is a complete and correct list of all governmental and administrative consents, permits, appointments, approvals, licenses, certificates, franchises and other authorizations which are necessary for the operation of the Business or to own or operate the Company's Assets, all of which have been obtained by the

Company and are in full force and effect and will remain in full force and effect after the consummation of the transactions contemplated hereby. There are no proceedings pending or, to the knowledge of the Selling Shareholders, threatened, or, to the knowledge of the Selling Shareholders, any basis therefor, seeking to cancel, terminate or limit such consents, permits, appointments, approvals, licenses, certificates, franchises or other authorizations.

     5.21. Customers and Suppliers. Set forth on Schedule 5.21 is a complete and correct list setting forth, with respect to the fiscal year ended September 30, 1997, and the nine (9) month period ended June 30, 1998: (A) the twenty (20) largest customers of the Business and the amount for which each such customer was invoiced, and (B) the eleven (11) largest suppliers of the Business and the amount of goods and services purchased from each such supplier. To the knowledge of the Selling Shareholders, except as set forth on Schedule 5.21, there has been no material adverse change in the business relationship between the Business and any such customer or supplier.

     5.22. Business Practices and Commitments. Schedule 5.22 is a summary description of and a list of all of the Company's outstanding obligations with respect to (i) all of the Company's rebate and volume discount practices and obligations, (ii) the Company's allowance and customer return practices and obligations, (iii) the Company's warranty practices and obligations, and (iv) the Company's cooperative advertising commitments.

     5.23. Certain Proceedings. There is no pending proceeding that has been commenced against the Company that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Selling Shareholders' knowledge, no such proceeding has been threatened.

     5.24. Inventory on Consignment. The Company does not have any inventory on consignment. Since June 30, 1998 no notice has been given to the Company from any customer that such customer intends to return or seek a credit or rebate for any inventory other than returns, credits or rebates already reflected in such customer's receivable or as set forth on Schedule 5.24.

     6. Representations and Warranties as to the Selling Shareholders. The Selling Shareholders hereby, as to Ken, John and Scott jointly and severally, and as to Messer and Holton, severally in proportion to their ownership of shares of the Company Stock, represent and warrant to Buyer as follows:

     6.1. Standing and Authority. Each Selling Shareholder has the right, power, legal capacity and authority to enter into this Agreement and to carry out their respective obligations hereunder, including without limitation the execution and delivery of the Employment Agreements (as defined in Section 4.11 hereof). This Agreement constitutes, and each agreement to be executed and delivered by any Selling Shareholder pursuant hereto will be, the valid and binding obligation of the Selling Shareholders enforceable against each of them, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     6.2. Ownership of the Company Stock. Each Selling Shareholder is the record and beneficial owner of that number of shares of Company Stock set forth opposite such Selling Shareholders' name and address in the chart annexed hereto as Schedule 6.2. Each Selling Shareholder has good and marketable title to such Company Stock, free and clear of any Liens. All shares of Company Stock have been duly authorized, validly issued, and are fully paid and nonassessable and each Selling Shareholder has complete and unrestricted power and the unqualified right to sell, assign, transfer and deliver his Company Stock to Buyer, and upon delivery to Buyer of the certificates representing such Company Stock, either endorsed in blank for transfer or together with appropriately executed stock powers with respect thereto, Buyer shall acquire good and marketable title to such Company Stock, free and clear of any Liens (as defined in Section 6.3). There are no outstanding options, warrants, rights, puts, calls, commitments, conversion rights, plans or other agreements of any character to which any of the Selling Shareholders is a party or otherwise bound which provide for the acquisition, disposition or issuance of any issued but not outstanding, outstanding, or authorized and unissued shares of Company Stock.

     6.3. Noncontravention. Except as set forth on Schedule 6.3, neither the execution and delivery by the Selling Shareholders of this Agreement or of any agreement to be executed and delivered pursuant hereto by such Selling Shareholders, nor the consummation of any of the transactions contemplated hereby or thereby by such Selling Shareholders, nor the performance by the Selling Shareholders of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of the Company, or (B) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to the Company under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to the Company or any of them, or (D) result in the creation or imposition of any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sales, prior assignment, or other encumbrance of any nature whatsoever ("Liens") upon any of the Company Stock or the Company assets, or (E) interfere with or adversely affect the operation of the Business after the Closing Date.

     6.4. Certain Proceedings. There is no pending proceeding that has been commenced against the Selling Shareholders that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Selling Shareholders' knowledge, no such proceeding has been threatened.

     6.5. Acknowledgment. The Selling Shareholders acknowledge and agree that Buyer has not made, and shall not be deemed to have made, any representation or warranty other than as expressly made by such party in Section 7. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representation or warranty made by Buyer in Section 7, the Selling Shareholders acknowledge and agree that Buyer has not made any representation or warranty to the Selling Shareholders or the Company with respect to: (i) any projections, estimates, or budgets heretofore delivered to or made available to the Selling Shareholders of future revenues, expenses, or expenditures or future results of operations; or (ii) except as expressly covered by a representation and warranty contained in Section 7, any other information or documents (financial or otherwise) made available to the Selling Shareholders or the Company or its counsel, accountants, or advisers with respect to Buyer.

     6.6. Information as to the Selling Shareholders. To the knowledge of the Selling Shareholders, none of the representations or warranties made by any Selling Shareholder in this Agreement or in any agreement executed and delivered by or on behalf of any of them pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

     7. Representations and Warranties as to Buyer. Buyer hereby represents and warrants to the Selling Shareholders as follows:

     7.1. Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted by them.

     7.2. Authority. The execution and delivery by Buyer of this Agreement and of each agreement to be executed and delivered by it pursuant hereto, the compliance by Buyer with the provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer and Buyer has all necessary corporate power with respect thereto. This Agreement is, and when executed and delivered by Buyer and (to the extent that it is a party thereto) each other agreement to be delivered by it pursuant hereto will be, the valid and binding obligation of Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     7.3. Noncontravention. Except as set forth on Schedule 7.3, neither the execution and delivery by the Buyer of this Agreement or of any agreement to be executed and delivered by it pursuant hereto, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by the Buyer of any of its obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would) (A) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Buyer or (B) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to the Buyer, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which they are a party or by which the Buyer or any of its assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental or administrative authority which is applicable to the Buyer or any of its assets, or (D) result in the creation or imposition of any Lien or other encumbrance of any nature whatsoever upon any of the assets of the Buyer, or (E) interfere with or otherwise adversely affect the ability of the Buyer to carry on its business after the Closing Date.

     7.4. Investment Intent. Buyer is acquiring the Company Stock for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

     7.5. Certain Proceedings. There is no pending proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To Buyer's knowledge, no such proceeding has been threatened.

     7.6. Acknowledgment. Buyer acknowledges and agrees that no Selling Shareholder has made, and shall not be deemed to have made, any representation or warranty other than as expressly made by such parties in Sections 5 and 6. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representation or warranty made by a Selling Shareholder in Sections 5 and 6, Buyer acknowledges and agrees that no Selling Shareholder has made any representation or warranty to Buyer with respect to: (i) any projections, estimates, or budgets heretofore delivered to or made available to Buyer of future revenues, expenses, or expenditures or future results of operations; or (ii) except as expressly covered by a representation and warranty contained in Sections 5 or 6, any other information or documents (financial or otherwise) made available to Buyer or its counsel, accountants, or advisers with respect to the Company, the Business, or the Selling Shareholders.

     7.7. Information as to Buyer. To the knowledge of Buyer, none of the representations or warranties made by the

Buyer in this Agreement or in any agreement executed and delivered by it or on its behalf pursuant hereto are false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein contained not misleading.

     8. Indemnification.

     8.1. Indemnification by the Selling Shareholders. Subject to Section 8.2, the Selling Shareholders hereby as to Ken, John and Scott, jointly and severally, and as to Messer and Holton, severally in proportion to their ownership of the Company Stock, agree to indemnify and hold Buyer and its respective officers, directors, or stockholders harmless from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) ("Damages") which Buyer may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with the breach by any of the Selling Shareholders of any representation, warranty or covenant made by him in this Agreement or in any agreement or instrument executed and delivered pursuant hereto, including without limitation any tax or other liability resulting from any of the Spin Off Transactions, with respect to any property transferred in the

Spin Off Transactions or from the Founder's Pension or any obligation of the Company thereunder, and notwithstanding the disclosure set forth in the Disclosure Schedule or Annex 5.11A, any Damages arising from any environmental matters other than the state of facts under the second paragraph (above ground tank) of the Executive Summary identified in the Phase I report included in Annex 5.11A. This indemnification obligation shall also apply to claims directly by Buyer against any Selling Shareholder as well as to third party claims.

     8.2. Limitations.

     (a) Time Period. If the Closing occurs, the Selling Shareholders shall have no liability (for indemnification or otherwise) with respect to any representation or warranty other than those representations and warranties which survive beyond October 31, 2000 pursuant to Section 4.9 and other than for any liabilities (for taxes or otherwise) resulting from the Spin Off Transactions or any claim with respect to any property transferred in the Spin Off Transactions, unless on or before October 31, 2000, Buyer notifies the Selling Shareholders of a claim specifying the basis of that claim. A claim with respect to a representation or warranty which survives beyond October 31, 2000 or with respect to any liabilities (for taxes or otherwise) resulting from the Spin Off Transactions, or a claim for indemnification or reimbursement not based upon or related to any representation or warranty complied with prior to the Closing Date, may be made at any time.

     (b) Basket and Ceiling. No Selling Shareholder will have any liability (for indemnification or otherwise) with respect to the matters described in Section
8.1 until the total of all damages (to the Selling Shareholders in the aggregate) with respect to such matters exceeds $75,000 (the "Basket Amount") (which amount shall be calculated without taking into effect the threshold for adjustment under Section 2.2.2). In the event that the total of all damages exceeds the Basket Amount, the Selling Shareholders shall pay that amount of damages which is in excess of the Basket Amount; provided, however, that the total amount payable by the Selling Shareholders shall not exceed the Purchase Price.

     8.3. Indemnification by Buyer. (a) Buyer hereby agrees to indemnify and hold the Selling Shareholders harmless from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecutor defense of any matter indemnified pursuant hereto), which any of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with the breach by Buyer of any representation, warranty or covenant made by it in this Agreement or in any agreement or instrument executed and delivered pursuant hereto. This indemnification obligation shall also apply to claims directly by the Selling Shareholders against Buyer as well as to third party claims.

     (b) Buyer will not have any liability (for indemnification or otherwise) with respect to the matters described in Section 8.3(a) until the total of all damages (to the Buyer and USH&G in the aggregate) with respect to such matters exceeds $75,000.

     (c) Tax Benefit. Any claim in excess of $100,000 made by any indemnified party hereunder shall be reduced (but not below zero) by an amount equal to the "Tax Benefits" (as defined below), if any, attributable to the loss giving rise to such claim. For purposes of such claims relating to taxes, the indemnity payment shall be reduced (but not below zero) by the Tax Benefit, if any, attributable to or arising out of the adjustment giving rise to the indemnity payment. All amounts paid by a Selling Shareholder or Buyer, as the case may be, under the terms hereof, to the extent permissible, shall be treated as adjustments to the Purchase Price for all tax purposes. For purposes hereof, "Tax Benefit" shall mean the present value of any refund, credit or reduction in otherwise required federal income tax payments including any interest payable thereon, which present value shall be computed as of the first date on which the right to the refund, credit, or other tax reduction arises or otherwise becomes available to be utilized using a tax rate of 35%, and using the interest rate on such date imposed on corporate deficiencies paid within 30 days of a notice of proposed deficiency under the Internal Revenue Code of 1986, as amended.

     8.4. Third Party Claims. Subject to Section 8.2, if a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under this Section 8, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder unless such failure materially and adversely affects the indemnifying party or parties. The indemnifying party or parties shall have ten (10) days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (which choice of counsel shall be subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (i) in the case of any of the Selling Shareholders as the indemnifying party or parties, he or they shall not thereby permit to exist any lien, encumbrance or other adverse change upon any of the Company's assets, Buyer or the

Business, and (ii) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise the claim at their exclusive discretion, at the risk and expense of the indemnifying parties to the full extent set forth in Sections 8.1 or 8.3 hereof, as the case may be.

     8.5. Central Fiber Indemnity. In addition to the provisions of Section 8.1, the Selling Shareholders hereby as to Ken, John and Scott, jointly and severally, and as to Messer and Holton, severally in proportion to their ownership of the Company Stock, agree to indemnify and hold Buyer and its officers, directors, or stockholders harmless against any and all Damages that the Company or Buyer may sustain, suffer or incur and that arises out of or is related to Central Fiber Corporation v. Ampro Industries, Inc., in the District Court of Franklin County, Kansas (Fourth Judicial District), Case No. 98-CV-122. Buyer acknowledges and agrees that the Selling Shareholders shall conduct and control this litigation with counsel of their own choosing; provided, however, that Buyer shall have the right, at its own expense, to participate in this litigation, through counsel of their own choosing.

     9. Nondisclosure; Noncompete; Termination.

     9.1. "Confidential Information" Defined. As used in this Agreement, the term "Confidential Information" shall mean any and all information (oral and written) relating to the Business or the Company assets, other than such information which is in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as the result of a breach of the provisions of Section 9.2 below, including, but not limited to, information relating to: identity and description of goods and services used; purchasing; costs; pricing; machinery and equipment; market research; customers and prospects; marketing; and selling and servicing.

     9.2. Nondisclosure of Confidential Information. The Selling Shareholders hereby agree not to, at any time, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information in any manner whatsoever, except as required by law.

     9.3. Noncompete Covenants.

     (a) The Selling Shareholders each agree not to, during the five (5) year period commencing on the Closing Date, anywhere in the United States, directly or indirectly (i) engage or become interested in any entity (whether as owner, manager, operator, licensor, licensee, lender, partner, shareholder, joint venturer, employee, supplier, consultant or otherwise) in any entity which sells, manufactures, markets, converts, or distributes products in competition with the products currently manufactured and distributed by the Company, or (ii) take any other action which constitutes an interference with or a disruption of Buyer's operation of the Business or Company's use, ownership and enjoyment of its assets in connection with the Business.

     (b) For purposes of clarification, but not of limitation, the Selling Shareholders hereby acknowledge and agree that the provisions of this Section
9.3 shall serve as a prohibition against them, during the period described therein, directly or indirectly, hiring, offering to hire, enticing away or in any other manner persuading or attempting to persuade any current officer, employee (other than Ken, John and Scott and employees of the Company that are to be employees of Rhino as of the Closing), agent, lessor, lessee, licensor, licensee, customer or supplier of the Business to discontinue or alter his or its relationship with the Business.

     (c)  Notwithstanding the foregoing,

     (1) each of the Selling Shareholders shall be permitted to own not more than 1% of any class of securities which is registered under the Securities Exchange Act of 1934, as amended; provided, however, that said 1% limitation shall apply to the aggregate holding of all other persons and entities with whom such Selling Shareholder has agreed to act for the purpose of acquiring, holding, voting or disposing of such securities.

     (2) Rhino shall be entitled to continue to operate its business in substantially the same manner as the business was operated by the Company prior to Closing, including the purchase of products from the Company and the resale of such products in the ordinary course of its business. Rhino shall purchase all such products from the

          Company. Only if the Company is unable to supply Rhino with its needs of such products, Rhino may purchase competing products from other suppliers without violating the terms of this Agreement. In connection with such purchases, Buyer agrees that Rhino shall be entitled to purchase products from the Company at prices no less favorable than the best prices offered to other customers of the Company purchasing similar amounts of products.

     (3) Buyer acknowledges that the distribution of flower seeds by Wild West Seed, Inc., the manufacture, distribution and sale of toys by EB Collectibles, Inc. and the manufacture, distribution and sale of a lawn spreader by Holton are each activities which, when conducted by such entities or person, are not subject to this Section 9.3.

     (d) At no time during the term of this noncompete covenant shall the Selling Shareholders, directly or indirectly, disparage the commercial, business or financial reputation of Buyer.

     9.4. Injunctive Relief, etc. The parties hereto hereby acknowledge and agree that (a) Buyer would be irreparably injured in the event of a breach by any of the Selling Shareholders of any of his obligations under this Section 9 with respect to unauthorized disclosure of Confidential Information or engaging in activities in violation of Section 9.3, (b) monetary damages would not be an adequate remedy for any such breach, and (c) Buyer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach. It is hereby also agreed that the existence of any claims which the Selling Shareholders may have against Buyer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Buyer of any of its rights under this Section 9.

     9.5. Scope of Restriction. It is the intent of the parties hereto that the covenants contained in this Section 9 shall be enforced to the fullest extent permissible under the laws of and public policies of each jurisdiction in which enforcement is sought (the Selling Shareholders hereby acknowledge that said restrictions are reasonably necessary for the protection of Buyer). Accordingly, it is hereby agreed that if any one or more of the provisions of this Section 9 shall be adjudicated to be invalid or unenforceable for any reason whatsoever, said provision shall be (only with respect to the operation thereof in the particular jurisdiction in which such adjudication is made) construed by limiting and reducing it so as to be enforceable to the extent permissible.

     9.6. Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     9.6.1. Breach. By either Buyer or the Selling Shareholders if a material breach of this Agreement has been committed by the other and such breach has not been waived which breach has not been cured within ten (10) days of notice thereof;

     9.6.2. Conditions. (i) By Buyer if any of the conditions in Section 10 has not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through Buyer's fault) and Buyer has not waived such condition on or before the Closing; or (ii) by the Selling Shareholders, if any of the conditions in Section 11 has not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the Company's or a Selling Shareholder's fault) and the Selling Shareholders have not waived such condition on or before the Closing;

     9.6.3. Consent. By mutual consent of Buyer and the Selling Shareholders; or

     9.6.4. Upset Date. By either Buyer or the Selling Shareholders if the Closing has not occurred (other than through the fault of the party seeking to terminate this

Agreement) on or before October 15, 1998, or such later date as the parties may agree upon.

     9.7. Effect of Termination. The exercise of a party's right of termination under Section 9.6 will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.6, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 9.7 and
12.1 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive unimpaired.

     10. Buyer's Closing Conditions.

     Buyer's obligation to purchase the Company Stock and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     10.1. Accuracy of Representations and Warranties. The representations and warranties of the Selling Shareholders contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto shall have been true, in all material respects, when made, and in addition, shall be true, in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     10.2. Performance of Agreements. The Selling Shareholders shall have performed, in all material respects, obligations and agreements, and complied with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by any or all of them pursuant hereto and required to be performed or complied with by any or all of them at or prior to the Closing Date.

     10.3. Certificate. The Selling Shareholders shall have each furnished Buyer with a certificate or certificates, dated the Closing Date, to the effect that he has fulfilled the conditions specified in Sections 10.1 and 10.2 above.

     10.4. Opinion of Counsel for the Company. Buyer shall have received an opinion of Warner Norcross & Judd LLP, counsel for the Selling Shareholders, dated the Closing Date, in substantially the form of Exhibit D attached hereto and made a part hereof.

     10.5. Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the reasonable judgment of Buyer makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

     10.6. Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by the Selling Shareholders of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in Buyer's reasonable judgment are necessary to continue unimpaired any rights in and to the Company's assets which could be impaired by the purchase and sale hereunder, shall have been duly obtained and shall be in full force and effect.

     10.7. No Material Adverse Change. There shall not have occurred after the date hereof, in the reasonable judgment of Buyer, a material adverse change in the condition

(financial or otherwise), assets, liabilities, business, prospects, or results of operations of the Company.

     10.8. Employment Agreements. Each of Holton, Schwarz, and Phelan, respectively, shall have entered into Employment Agreements with the Company pursuant to Section 4.11 hereof.

     11. Selling Shareholders' Closing Conditions. The Selling Shareholders' obligation to sell the Company Stock and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by them, in whole or in part):

     11.1. Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto shall have been true, in all material respects, when made, and in addition, shall be true, in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     11.2. Performance of Agreements. Buyer shall have performed, in all material respects, obligations and agreements, and complied with all covenants and conditions, contained in this Agreement or in any document, agreement or instrument delivered by it pursuant hereto and required to be performed or complied with by it at or prior to the Closing Date.

     11.3. Certificate. Buyer shall have furnished the Selling Shareholders with a certificate, executed by a responsible executive officer of Buyer, dated the Closing Date, to the effect that they have fulfilled the conditions specified in Sections 11.1 and 11.2 hereof.

     11.4. Opinion of Counsel for Buyer. The Selling Shareholders shall have received an opinion of Tenzer Greenblatt LLP, counsel for Buyer, dated the Closing Date, in substantially the form of Exhibit E attached hereto and made a part hereof.

     11.5. Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, and which in the reasonable judgment of Company makes it inadvisable to proceed with the consummation of such transactions, shall have been instituted or threatened by any person or entity.

     11.6. Consents and Approvals. All consents, waivers, approvals, licenses and authorizations by third parties and governmental and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by Buyer or USH&G of their obligations hereunder shall have been duly obtained and shall be in full force and effect.

     11.7. Employment Agreements. Each of Holton, Schwarz, and Phelan shall have entered into Employment Agreements with the Company pursuant to Section 4.11 hereof.

     12. Miscellaneous Provisions.

     12.1. Expenses/Brokers. Except as otherwise provided in this Agreement, each of the parties hereto shall pay his or its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any finder's fees, commissions, brokerage fees or like payments with respect to any broker or finder engaged or dealt with by such party. None of the parties hereto, or their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Each party will indemnify and hold the other parties harmless from any such payment alleged to be due as a result of actions by such party or its officers or agents.

     12.2. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     12.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as of the earlier of the date delivered or mailed if delivered personally by overnight courier or mailed by express, registered or certified mail, (postage prepaid, return receipt requested), or by facsimile transmittal, confirmed by express, certified or registered mail, as follows:

         If to Buyer, to:       U.S. Home & Garden, Inc.
                                655 Montgomery Street
                                San Francisco, CA
                                Attn: Robert Kassel
                                Fax: (415) 616-8110

         Copy to:               Tenzer Greenblatt LLP
                                405 Lexington Avenue
                                New York, New York  10174
                                Attn: Barry S. Rutcofsky, Esq.
                                Fax: (212) 885-5001

         If to any or all
         of the Selling
         Shareholders, to:      The names and addresses
                                set forth on Schedule 5.2
                                referred to in Section 5.2 hereof

         Copy to:               Warner Norcross & Judd LLP
                                900 Old Kent Building
                                111 Lyon Street, N.W.
                                Grand Rapids, MI  49503
                                Attn: Mark K. Harder and
                                Stephen R. Kretschman
                                Fax: (616) 396-3656

or to such other address as any party shall have designated by like notice to the other parties hereto (except that a notice of change of address shall only be effective upon receipt).

     12.4. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its choice of law principles.

     12.5. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     12.6. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     12.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     12.8. Assignment. Prior to the Closing Date, except as otherwise provided herein, neither this Agreement nor any rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of all of the parties hereto, except that this Agreement may be assigned by Buyer to a wholly-owned subsidiary of Buyer without the need for such prior consent.

     12.9. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     12.10. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of

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

the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     12.11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.12. Announcements. No party hereto shall issue any press release or otherwise divulge the existence of this Agreement or the transactions contemplated hereby without the prior approval of the other parties hereto, except to the extent as may be required by applicable law or the applicable rules or regulations of any stock exchange.

     12.13. Schedules. The Schedules delivered pursuant to this Agreement are an integral part hereof. Each such Schedule shall be in writing, shall indicate the section pursuant to which it is being delivered.

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

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                   U.S HOME & GARDEN, INC.


                                   By: /s/ Richard Raleigh
                                       -----------------------------
                                           Richard Raleigh, Chief
                                           Operating Officer


                                   /s/ Kenneth W. Hilbert
                                   ----------------------------------
                                       Kenneth W. Hilbert


                                   /s/ John R. Hilbert
                                   ----------------------------------
                                       John R. Hilbert


                                   /s/ E. Scott Hilbert
                                   ----------------------------------
                                       E. Scott Hilbert


                                   /s/ Omer Messer
                                   ----------------------------------
                                       Omer Messer


                                   /s/ Charles J. Holton
                                   ----------------------------------
                                       Charles J. Holton


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